Exhibit 5

Suite 900                 Correspondence:     Telephone: 902.420.3200      Charles S. Reagh
Purdy's Wharf Tower One   P.O. Box 997        Fax:       902.420.1417      Direct Dial:902.420.3335
1959 Upper Water Street   Halifax, NS         halifax@smss.com             Direct Fax: 902.496.6173
Halifax, NS               Canada  B3J 2X2     www.smss.com                 csr@smss.com
Canada  B3J 3N2

File Reference: NS2807-671

September 29, 2003

COOLBRANDS INTERNATIONAL  INC.
8300 Woodbine Avenue
5th Floor
Markham, ON L3R 9Y7

Gentlemen:

You have requested our opinion with respect to the offering by you, CoolBrands International Inc., a Nova Scotia company (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Act"), of up to 8,406,961 of the Company's Class A Subordinate Voting Shares (the "Plan Shares") issuable upon exercise of options granted or to be granted under the Company's 1998 and 2002 Stock Option Plans, as amended (the "Plans").

As local counsel to the Company, we have reviewed originals, or photocopies or facsimile copies thereof, identified to our satisfaction of the following:

(a)   the Plans;

(b) a certificate of status pertaining to the Company issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated September 26, 2003;

(c) the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of the Company as certified to us;

(d) resolutions of the directors of the Company of resolutions of the directors of the Company on January 15, 2001, February 28, 2001, October 11, 2002 and October 30, 2002 authorizing the Company to do all things necessary on its part in connection with the implementation of the Plans:

(e)   the Officer's Certificate (as defined below); and

(f) such other documents as we have considered necessary in providing this opinion.

In our examination of the foregoing, we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures (whether on originals or copies of documents), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as notarial, certified, conformed or photostatic copies or facsimiles.

We have also examined such legislation and have considered such questions of law as we have considered relevant and necessary as the basis for the opinions set forth herein.

As to various questions of fact material to the opinions rendered herein and which were not independently established, we have examined and relied, without independent verification, upon certificates of public officials or officers of the Company, including a certificate of an officer of the Company dated the date hereof (the "Officer's Certificate") which we have assumed to be accurate and complete on the date hereof.

We have not reviewed the corporate records of the Company and are relying exclusively with respect to matters respecting the corporate records and capital of the Company upon the information provided in the Officer's Certificate.

We are solicitors qualified to carry on the practice of law in the Province of Nova Scotia, Canada. We have not made any independent examination of the laws of any jurisdiction other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein. We express no opinion as to any matter governed by the securities laws of the Province of Nova Scotia.

Based and relying upon the foregoing, we are of the opinion that the Plan Shares, when taken up, paid for and issued as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Yours truly,

STEWART MCKELVEY STIRLING SCALES


/S/ STEWART MCKELVEY STIRLING SCALES